UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

January 31, 2005

Date of Report (Date of earliest event reported)

AAMES INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-32340	34-1981408
(Commission File Number)	(IRS employer identification no.)

350 South Grand Ave, 43rd Floor

Los Angeles, CA 90071

(Address of principal executive offices)(Zip Code)

(323) 210-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On March 7, 2005, the Aames Investment Corporation Compensation Committee recommended and the Aames Investment Board of Directors approved a new compensation plan for the Board of Directors. A summary of this new compensation plan is attached to this Form 8-K as Exhibit 99.1.

Item 8.01 Other Events

Aames Investment is releasing the following information concerning delinquency and loss in its loan servicing portfolio regarding its mortgage-backed securities. Aames Investment is releasing this information in response to inquiries received from members of the financial community. Copies of this information with respect to adjustable rate loans are attached to this Form 8-K as Exhibit 99.2 and copies of this information with respect to fixed rate loans are attached to this Form 8-K as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Exhibits:

99.1	Summary of Board of Directors Compensation Plan

99.2	Information concerning delinquency and loss in the loan servicing portfolio of Aames Capital Corporation as of January 2005 (Adjustable Rate Loans)

99.3	Information concerning delinquency and loss in the loan servicing portfolio of Aames Capital Corporation as of January 2005 (Fixed Rate Loans)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES INVESTMENT CORPORATION

By:	/s/ Patrick D. Grosso
Patrick D. Grosso
Assistant Secretary

Dated: March 11, 2005